UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

SCVX CORP.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39190	98-1518469
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Attn: Strategic Cyber Ventures,
1220 L St NW, Suite 100-397 Washington, DC	20005
(Address of principal executive offices)	(Zip Code)

(202) 733-4719

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant to purchase one Class A ordinary share	SCVX.U	New York Stock Exchange
Class A ordinary shares, $0.0001 par value per share	SCVX	New York Stock Exchange
Redeemable warrants to purchase Class A ordinary shares	SCVX WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 4, 2022, SCVX Corp. (the “Company”) received notice from the New York Stock Exchange (“NYSE”) that it will be delisted following market close on Tuesday, March 8, 2022, in accordance with NYSE’s continued listing standard under Rule 802.01 of NYSE’s Listed Company Manual, which requires acquisition companies to have an average aggregate global market capitalization of at least $50,000,000 and an average aggregate global market capitalization of $40,000,000 attributable to publicly-held shares, in each case over 30 consecutive trading days.

The Company previously announced that it would voluntarily delist from NYSE and transfer its listing to NYSE American, and the Company was approved for listing on NYSE American on March 3, 2022. However, on March 4, 2022, NYSE American informed the Company that, upon further review of its application, the Company did not meet certain initial listing requirements of NYSE American. As such, the Company no longer expects to transfer to NYSE American on March 7, 2022 and is currently exploring alternative options for the listing of its securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2022

SCVX CORP.

By:	/s/ Michael Doniger
Name:	Michael Doniger
Title:	Chief Executive Officer and Chairman

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